Exhibit 5.1

MCGRATH NORTH MULLIN & KRATZ, PC LLO
SUITE 3700 FIRST NATIONAL TOWER
1601 DODGE STREET
OMAHA, NEBRASKA 68102
PH: (402) 341-3070

November 20, 2013

Supertel Hospitality, Inc.
1800 West Pasewalk Avenue
Suite 200
Norfolk, NE 68701

Ladies and Gentlemen:

We have acted as counsel to Supertel Hospitality, Inc., a Virginia corporation (the “Company”), in connection with the Company’s registration statement on Form S-3 (as amended or supplemented, the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), to register $15,000,000 of the following securities (collectively, the “Securities”): (a) shares of common stock, $.01 par value per share, of the Company (“Common Shares”); (b) shares of preferred stock, $.01 par value per share, of the Company (“Preferred Shares); (c) warrants for the purchase of Common Shares or Preferred Shares (“Warrants”); and (d) units comprised of one or more of Common Shares, Preferred Shares or Warrants (“Units”).  The Registration Statement provides that the Securities may be offered, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a “Prospectus Supplement”) to the Prospectus contained in the Registration Statement.

In connection therewith, we have relied upon, among other things, our examination of such documents, records of the Company and certificates of its officers and public officials, as we have deemed necessary for purposes of the opinions expressed below.

Based upon the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that when the Registration Statement becomes effective under the Securities Act and:

1.

when specifically authorized by the Company’s Board of Directors or an authorized committee thereof (an “Authorizing Resolution”) and when issued as described in the Registration Statement and a Prospectus Supplement that is consistent with an Authorizing Resolution, and upon receipt by the Company of the consideration provided for in such Authorizing Resolution (which consideration is not less than the $.01 par value), the Common Shares will be legally issued, fully paid and nonassessable;

2.

when specifically authorized for issuance by the Company’s Board of Directors or an authorized committee thereof and when issued as described in the Registration Statement and a Prospectus Supplement that is consistent with an Authorizing Resolution, and upon receipt by the Company of the consideration provided for in such Authorizing Resolution (which consideration is not less than the $.01 par value), the Preferred Shares will be legally issued, fully paid and nonassessable;

3.

when specifically authorized for issuance by the Company’s Board of Directors or an authorized committee thereof and when issued as described in the Registration Statement and a Prospectus Supplement that is consistent with an Authorizing Resolution, and upon receipt by the Company of the consideration provided for in such Authorizing Resolution, the Warrants will be duly authorized and will constitute valid and legally binding obligations of the Company; and

4.

when specifically authorized for issuance by the Company’s Board of Directors or an authorized committee thereof and when issued as described in the Registration Statement and a Prospectus Supplement that is consistent with an Authorizing Resolution, and upon receipt by the Company of the consideration provided for in such Authorizing Resolution, the Units will be duly authorized and will constitute valid and legally binding obligations of the Company.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to McGrath North Mullin & Kratz, PC LLO under the caption “Legal Matters” in the prospectus comprising a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the SEC.

Yours very truly,

/s/  McGrath North Mullin & Kratz, PC LLO

McGrath North Mullin & Kratz, PC LLO